                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ------------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           -------------------------

DATE OF REPORT:  FEBRUARY 23, 1994


                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



       DELAWARE                     1-4219               C-74-1339132
(State or other jurisdiction  (Commission File No.)  (I.R.S. Employee
  of incorporation)                                  Identification No.)


                P.O. BOX 4240
                HOUSTON, TEXAS                   77210-4240
   (Address of principal executive offices)      (Zip Code)


                                 (713) 940-6100
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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On February 23, 1994, the Board of Directors of Zapata Corporation (the
"Company") decided to change the Company's principal independent accountants from Arthur Andersen & Co. ("Arthur Andersen") to Coopers & Lybrand. Prior to this decision, the Audit Committee of the Board of Directors had discussed the possible change, but had submitted the matter to the Board of Directors without making any recommendation regarding the change.

During the Company's two most recently-completed fiscal years and the subsequent interim period preceding such change there were no disagreements with Arthur Andersen on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Arthur Andersen's report on the Company's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

ITEM 5.   OTHER EVENTS.
- -------   -------------

On February 21, 1994, B. John Mackin, a director and former Chairman of the Board and Chief Executive Officer of the Company, resigned.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
- -------   ----------------------------------

     (c)  Exhibits

          Exhibit 16(a) - Letter of Arthur Andersen & Co. regarding the above disclosures
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ZAPATA CORPORATION
                                    (Registrant)



                              By: /S/ THOMAS H. BOWERSOX
                                  ------------------------
                                  Thomas H. Bowersox
                                  Executive Vice President



Dated: March 2, 1994

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